ARTICLES OF INCORPORATION

OF

NEVWEST EXPLORATIONS CORP.

The undersigned, to form a Nevada corporation, CERTIFIES THAT:

I. NAME: The name of the corporation is: NEVWEST EXPLORATIONS CORP.

II. REGISTERED OFFICE: RESIDENT AGENT: The location of the registered office of this corporation within the State of Nevada is 711 S. Carson St. Suite
4, Carson City, Nevada 89701; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the corporation;
and this corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, inside or outside the State of Nevada, as well as without the State of Nevada.

The Resident Agent for the corporation shall be Resident Agents of Nevada,

Inc., 711 S. Carson St. Suite 4, Carson City, Nevada 89701.

III. PURPOSE: The purpose for which this corporation is formed is: To engage in any lawful activity.

IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be SEVENTY FIVE THOUSAND Dollars
($75,000.00), consisting of SEVENTY FIVE MILLION (75,000,000) shares of COMMON
STOCK, par value $.001 per share.

V. INCORPORATOR: The name and post office address of the Incorporator signing these Articles of Incorporation is as follows:

NAME            POST OFFICE ADDRESS

—— —

Resident Agents of 711 S. Carson St. Suite 4

Nevada, Inc. Carson City, Nevada 89701

VI. DIRECTORS: The governing board of this corporation shall be known as directors, and the first Board shall consist of one (1) director.

The number of directors may, pursuant to the By-Laws, be increased or decreased by the Board of Directors, provided there shall be no less than one
(1) nor more than nine (9) Directors.

The name and post office addresses of the directors constituting the first

Board of Directors is as follows: 1

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NAME            POST OFFICE ADDRESS

—— —

Albert Abah 711 S. Carson St. Suite 4

Carson City, Nevada 89701

VII. STOCK NON-ASSESSABLE: The capital stock, or the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

VIII. TERM OF EXISTENCE: This corporation shall have perpetual existence.

IX. CUMULATIVE VOTING: No cumulative voting shall be permitted in the election of directors.

X. PREEMPTIVE RIGHTS: Shareholders shall not be entitled to preemptive rights.

XI. LIMITED LIABILITY: No officer or director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability (I)
for any breach of the officer or directors duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the officer or director derived any improper personal benefit. If the Nevada General Corporation Law is amended after the date of incorporation to authorize corporate action further eliminating or limiting the personal liability of officers or directors, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, or amendments thereto. No repeal or modification of this paragraph shall adversely affect any right or protection of an officer or director of the Corporation existing at the time of such repeal or modification.

XII. INDEMNIFICATION: Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative
(hereinafter a “proceeding), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of the Corporation or is or was serving at the request of the Corporation as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as an officer or director shall be indemnified and held harmless by the
Corporation to the fullest extent authorized by the Nevada General Corporation
Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation 2

to provide broader indemnification rights than said law permitted the
Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof)
initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Nevada General Corporation Law requires the payment of such expenses incurred by an officer or director in his or her capacity as an officer or director (and not in any other capacity in which service was or is rendered by such person while an officer or director, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the
Corporation of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it shall ultimately be determined that such officer or director is not entitled to be indemnified under the Section or otherwise.

If a claim hereunder is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Nevada General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the
Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the
Nevada General Corporation Law, nor an actual determination by the Corporation
(including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this 3

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Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of
Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

The Corporation may maintain insurance, at its expense, to protect itself and any officer, director, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the
Nevada General Corporation Law.

The Corporation may, to the extent authorized from time to time by the

Board of Directors, grant rights to indemnification to any employee or agent of the Corporation tot he fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of officers and directors of the Corporation or individuals serving at the request of the
Corporation as an officer, director, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

THE UNDERSIGNED, being the Incorporator hereinafter named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of
Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and, accordingly, has hereunto set her hand this 24th day of July, 2007.

/s/ Sandra L. Miller

—

Sandra L. Miller, Sole Incorporator

for Resident Agents of Nevada, Inc.

STATE OF NEVADA )

) SS.

COUNTY OF CARSON )

On this 24th day of July, 2007, before me, a Notary Public, personally appeared Sandra L. Miller who acknowledged to me that she executed the above instrument.

—

Notary Public 4

CERTIFICATE OF ACCEPTANCE

OF APPOINTMENT BY RESIDENT AGENT

In the matter of Nevwest Explorations Corp., I, Sandra L. Miller on behalf of Resident Agents of Nevada, Inc., with address at 711 S. Carson St. Suite 4,
Carson City, Nevada 89701, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

Furthermore, that the mailing address for the above registered office is

711 S. Carson St. Suite 4, Carson City, Nevada 89701.

IN WITNESS WHEREOF, I hereunto set my hand this 24th day of July, 2007.

/s/ Sandra L. Miller

—

Sandra L. Miller for

Resident Agents of Nevada, Inc.

RO	SS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: www.nvsos.gov

Certificate of Correction
(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A) USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Baron Energy, Inc.

2. Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209

3. Filing date of the original document for which correction is being made: February 25, 2010

4. Description of the inaccuracy or defect:

The filing states an effective date of March 1, 2010, which is not correct.

5. Correction of the inaccuracy or defect:

The effective date of the filing should be March 4, 2010.

6. Signature:

X /s/ Ronnie Steinocher
February 26, 2010

Chief Executive Officer

Title * Date
Authorized Signature

*If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited -liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

R	OSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (776) 684 6708 Website: wwvv.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Baron Energy, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.
3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

150,000,000 shares of common stock, par value $0.001 per share

4. The number of authorized shares and the par value; if any, of each class or series, if any, of shares after the change:

75,000,000 shares of common stock, par value $0.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

.5 of a share

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up on a certificate basis only

7. Effective date of filing: (optional)	March 1, 2010

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Michael
Maguire	Chief Executive Officer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. Secretary of	ROSS MILLER State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (776) 684 6708 Website: wwvv.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

NEVWEST EXPLORATIONS CORP.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.
3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

75,000,000 shares of common stock with $0.001 par value

4. The number of authorized shares and the par value; if any, of each class or series, if any, of shares after the change:

75,000,000 shares of common stock with $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The corporation shall issue 2 shares of common stock for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the forward stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued.

7. Effective date of filing: (optional)	9/1/08

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Albert
Abah	President
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. Secretary of	ROSS MILLER State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (776) 684 6708 Website: wwvv.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Baron Energy Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.
3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

75,000,000 shares of common stock with $0.001 par value

4. The number of authorized shares and the par value; if any, of each class or series, if any, of shares after the change:

150,000,000 shares of common stock with $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The corporation shall issue two (2) shares of common stock for every (1) share of common stock issued and outstanding immediately prior to the effective date of the forward split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued.

7. Effective date of filing:
(optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Michael
Maguire	President
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. Secretary of	ROSS MILLER State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (776) 684 6708 Website: wwvv.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)

1. Name of corporation:

NEVWEST EXPLORATIONS CORP.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1. NAME The name of the Corporation is:
BARON ENERGY INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the* articles of incorporation have voted in favor of the amendment is: 52.5%

4. Effective date of filing: (optional)	9/1/08

5.	Officer Signature: (required)	X	(must not be later than 90 days after the certificate is filed) /s/ Albert Abah

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.